Exhibit 5.1

2901 ONE EXCHANGE SQUARE, 8 CONNAUGHT PLACE, CENTRAL, HONG KONG

TEL: (852) 2524 7106 FAX: (852) 2845 9268 OR (852) 2596 0418

EMAIL: HONGKONG@CONYERSDILLANDPEARMAN.COM

WWW.CONYERSDILLANDPEARMAN.COM

PARTNERS:

LILIAN S.C. WOO

DAVID M. LAMB

CHRISTOPHER W.H. BICKLEY

VIVIEN C. S. FUNG

PIERS J. D. ALEXANDER

March 30, 2010

China Metro-Rural Holdings Limited Suite 2208-14, 22/F Sun Life Tower, The Gateway 15 Canton Road Tsimshatsui Kowloon Hong Kong	DIRECT LINE: E-MAIL: OUR REF: YOUR REF:	(852) 2842 9531 Anna.Chong@conyersdillandpearman.com AC/al/#321460 (M# 892995)

Dear Sirs

China Metro-Rural Holdings Limited (formerly known as Man Sang International (B.V.I.) Limited) (the “Company”)

We have acted as special British Virgin Islands legal counsel to the Company in connection with a registration statement on Form S-8 filed by the Company with the United States Securities and Exchange Commission (the “Commission”) on March 30, 2010 (the “Registration Statement”, which term does not include any exhibits thereto), relating to the registration of an aggregate of 300,000 shares, par value US$0.001 per share, of the Company (the “Ordinary Shares”) which shares were issued pursuant to that certain Consulting Agreement, dated as of March 11, 2010, by and between the Company and Mr. Wang Lin Hui (the “Consulting Agreement”).

For the purposes of giving this opinion, we have examined and relied upon copies of the following documents:

(i)	the Registration Statement; and

(ii)	the Consulting Agreement.

We have also reviewed and relied upon (1) the Memorandum and Articles of Association of the Company, (2) a copy of the written resolutions of the directors of the Company passed on March 11, 2010 (the “Resolutions”), (3) a certificate of good standing of the Company dated March 16, 2010 and (4) such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Anguilla Bermuda British Virgin Islands Cayman Islands Dubai Hong Kong London Mauritius Moscow Sao Paulo Singapore

Advising on the laws of Anguilla, Bermuda, British Virgin Islands, Cayman Islands and Mauritius

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China Metro-Rural Holdings Limited

March 30, 2010

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies of documents (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Resolutions were passed at one or more duly convened, constituted and quorate meetings, or by unanimous written resolutions, remain in full force and effect and have not been rescinded or amended, (d) that there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein, and (e) that upon issue of any shares to be sold by the Company the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and (f) the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the British Virgin Islands. This opinion is to be governed by and construed in accordance with the laws of the British Virgin Islands and is limited to and is given on the basis of the current law and practice in the British Virgin Islands. This opinion is issued solely for the purposes of the filing of the Registration Statement and the offering of the Shares by the Company and is not to be relied upon in respect of any other matter.

On the basis of and subject to the foregoing, we are of the opinion that the Ordinary Shares, when issued and paid for as contemplated by the Registration Statement and the Consulting Agreement, will be validly issued, fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue or holding of such shares).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we are experts within the meaning of Section 11 of the Securities Act or that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully

/s/ Conyers Dill & Pearman
Conyers Dill & Pearman

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